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UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 30, 2005

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750, 440 - 2 Avenue S.W., Calgary, Alberta, Canada T2P 5E9
(Address of principal executive offices)	(Zip Code)

403.234.8885
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Big Sky Energy Corporation (“Big Sky”) today announced plans to spud Well No. 12 and anticipate an October spud date, which will be drilled approximately 300m to the north-east to a total vertical depth of approximately 1,350m.  This new activity will be conducted alongside the completion and equipping of Wells No. 10, 11, and 12 and will enable Big Sky to produce all three to temporary test facilities which have been constructed at this pad starting in November 2005, until permanent facilities, which are being assembled, are installed.”

The Company, under its Kazakh subsidiaries KoZhaN LLP and Vector Energy West LLP, owns the Morskoe, Karatal, and Dauletaly, and the Liman-2 and Atyrau licenses respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 30, 2005

BIG SKY ENERGY CORPORATION

By:   /s/ S.A. Sehsuvaroglu

Name:  S.A. Sehsuvaroglu

Title:    Chief Executive Officer and Director